EXHIBIT 99.1

            ANSYS Business Momentum Continues as Company Announces
                    Solid Second Quarter Financial Results

                     Management Raises Full Year Outlook

    SOUTHPOINTE, Pa., July 29 /PRNewswire-FirstCall/ -- ANSYS, Inc.
(Nasdaq: ANSS), a global innovator of simulation software and technologies designed to optimize product development processes, today announced second quarter results. ANSYS' second quarter GAAP results include:
     -- Total revenue of $32.0 million, as compared to $27.6 million in the second quarter of 2003; total revenue of $63.3 million in the first six months of 2004 as compared to $52.2 for the six months ended
        June 30, 2003;
     -- Diluted earnings per share of $0.46 as compared to $0.29 for the second quarter of 2003; and diluted earnings per share of $0.90 through June 30, 2004 as compared to $0.56 for the first six months of 2003;
     -- Cash flows from operations of $13.1 million for the second quarter of
        2004 and $26.3 million for the first six months of 2004; and -- Cash and short-term investment balances of $109.4 million, and no debt as of June 30, 2004.

    Excluding the adverse impact on reported software license revenue of purchase accounting adjustments related to the Company's February 2003 acquisition of CFX and acquisition-related amortization (see discussion below), ANSYS' second quarter adjusted (non-GAAP) results include:
     -- Total adjusted revenue of $32.1 million, as compared to $28.8 million in the second quarter of 2003; total adjusted revenue of $63.5 million in the first six months of 2004 as compared to $53.8 million for the first six months of 2003;
     -- An overall adjusted operating profit margin, excluding acquisition-related amortization, of 36% as compared to 28% for the second quarter of 2003; and an overall adjusted profit margin, excluding acquisition-related amortization, of 36% as compared to 28% for the first six months of 2003; and
     -- Adjusted diluted earnings per share of $0.50 as compared to $0.37 for the second quarter of 2003; and adjusted diluted earnings per share of $0.97 compared to $0.69 for the six month period ended June 30, 2003.

    Jim Cashman, ANSYS President and CEO, stated, "We are extremely pleased to report strong revenue, operating margins, earnings per share and cash flow results for the second quarter and first half of 2004. Over the past several quarters, the Company has worked hard to integrate our diversified product and service offerings, grow sales and continue to improve operational efficiencies, and we are clearly seeing the results of everyone's efforts."
    Cashman further commented, "It is quite gratifying to be able to report solid results, coming on the heels of our 2004 International ANSYS Conference and the most recent release of our flagship solution, ANSYS 8.1, and our industry-leading CFD technology, CFX 5.7. We are convinced that the positive feedback that we have received from our customers and partners throughout the world is a testimony to the importance of our continued focus on our long-term mission. Our real success comes by continuing to focus on what we do best -- creating the ultimate engineering simulation suite driven by the needs of our customers and partners."
    In conclusion, Mr. Cashman said, "We believe that we have made great strides in delivering value to our stockholders as well as delivering industry-leading solutions that our customers demand."

    Recent highlights for the Company include the following:

    Product and Technology
     -- Released ANSYS 8.1 which features new high-end simulation capabilities, as well as design process enhancements that enable these advances to be applied more easily and accurately
     -- Broke simulation solution barrier by becoming the first engineering simulation company to solve a structural analysis model with more than 100 million degrees of freedom (DOF), making it possible for ANSYS customers to solve models of complete systems
     -- Released CFX-5.7 which continues the rapid advancement in CFD core technology development and leverages the ANSYS technology to increase integration into the engineering design cycle
     -- Advanced its industry-leading meshing tool for CFD and structural analysis, ANSYS ICEM CFD AND AI*Environment 5.0, providing integration of the hex meshing and post-processing modules which enables users abundant control over geometry, mesh and solver setup

    Market and Recognition
     -- Expanded strategic global CAE partnership with Autodesk, Inc., enabling Autodesk to license ANSYS simulation technologies and package them as an integral part of Autodesk Inventor Professional (AIP)
        9.0 product and future releases
     -- Named to BusinessWeek's 100 "Hot Growth Companies" for the fifth time -- one of only four organizations named by BusinessWeek five times since 1999
     -- Named to FORTUNE Small Business magazine's list of the "100 Fastest-
        Growing Small Companies in America"
     -- Recognized for third consecutive year in Business 2.0's Annual
        "B2 100" Ranking of Fastest Growing Technology Companies
     -- ANSYS CEO and President named Entrepreneur of the Year for the technology category at the Ernst & Young Entrepreneur of the Year Awards for Western Pennsylvania

    The adjusted results highlighted above, and the adjusted estimates for 2004 discussed below, represent non-GAAP (Generally Accepted Accounting Principles) financial measures. A reconciliation of these measures to the appropriate GAAP measures, for the three and six months ended June 30, is included in the condensed financial information included in this release. A discussion of the impact of these items on the Company's outlook for the remainder of the year is included in the section below titled, "2004 Outlook."

    Adjustments to Reported GAAP Financial Results

    * Purchase Accounting Adjustment for Acquired Deferred Revenue:
    As announced February 26, 2003, ANSYS acquired CFX for approximately
$22 million in cash. In accordance with the fair value provisions of EITF 01-3 "Accounting in a Business Combination for Deferred Revenue of an Acquiree," acquired deferred software license revenue of approximately
$4.8 million was recorded on the opening balance sheet, which was approximately $3.4 million lower than the historical carrying value. Although this purchase accounting requirement has no impact on the Company's business or cash flow, it adversely impacted the Company's reported GAAP software license revenue primarily for the first twelve months post-acquisition. In order to provide investors with financial information that facilitates comparison of both historical and future results, the Company has provided adjusted financial information, which excludes the impact of the purchase accounting adjustment.

    * Acquisition-Related Amortization:
    As previously discussed, the Company completed its acquisition of CFX in February 2003. Prior to that, the Company also acquired CADOE S.A. and ICEM CFD Engineering in November 2001 and August 2000, respectively. These acquisitions have all been accounted for as purchases, resulting in the recording of a significant amount of goodwill and identifiable intangible assets.

    ANSYS is providing, and has historically provided, its current quarter GAAP results as well as financial results that have been adjusted for the impact of the items described above. The Company believes that these non-GAAP measures supplement its consolidated GAAP financial statements as they provide a consistent basis for comparison between quarters that are not influenced by certain non-cash items and are therefore useful to investors in helping them to better understand the Company's operating results. In certain instances, such as when intangibles are acquired through business acquisitions or become fully amortized, amortization expense associated with acquired intangibles also makes period-to-period comparisons difficult because amortization expense may appear in one period but not in the comparable period. Management uses these non-GAAP financial measures internally to evaluate the Company's core business performance, however, these measures are not intended to supersede or replace the GAAP results.

    Management's 2004 Outlook
    Based on the results of the second quarter and assumptions relating to currently anticipated revenues and expenditures for the remainder of the year, the Company currently projects that full year GAAP diluted earnings per share will be in the range of $1.75 - $1.79 and adjusted diluted earnings per share will be in the range of $1.90 - $1.94. Management previously forecasted adjusted diluted earnings per share in the range of $1.76 - $1.80 for 2004.
    The approximate $0.15 difference between the GAAP diluted earnings per share estimate and the adjusted diluted earnings per share estimate discussed above includes an estimated $0.14 related to acquisition-related amortization and $0.01 related to the purchase accounting adjustment for acquired deferred revenue.

    ANSYS will hold a conference call at 10:30 Eastern Time on July 29, to discuss second quarter results as well as to provide guidance regarding business prospects. The dial in number is 888-942-8131 and the passcode is "ANSYS". A replay will be available until August 5, by dialing 800-731-6045. The conference call will be webcast live as well as archived and can be accessed, along with other financial information, on ANSYS' website, located at http://www.ansys.com/newsrooms/investor.htm .

    About ANSYS, Inc.
    ANSYS, Inc., founded in 1970, develops and globally markets engineering simulation software and technologies widely used by engineers and designers across a broad spectrum of industries. ANSYS focuses on the development of open and flexible solutions that enable users to analyze designs directly on the desktop, providing a common platform for fast, efficient and cost-conscious product development, from design concept to final-stage testing and validation. Headquartered in Canonsburg, Pennsylvania U.S.A. with more than 25 strategic sales locations throughout the world, ANSYS, Inc. employs approximately 550 people and distributes its products through a network of channel partners in over 40 countries. Visit http://www.ansys.com for more information.

    Certain statements contained in the press release regarding matters that are not historical facts, including statements regarding our current estimates for full year earnings per share, are "forward-looking" statements (as defined in the Private Securities Litigation Reform Act of 1995). Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. All forward-looking statements in this press release are subject to risks and uncertainties. These include the risk of a general economic downturn in one or more of ANSYS' primary geographic markets, the risk that the assumptions underlying ANSYS' earnings per share estimates will change or prove inaccurate, the risk that ANSYS has overestimated its ability to maintain growth and profitability and control costs in the current economic environment, uncertainties regarding the demand for ANSYS' products and services in future periods, the risk that ANSYS has overestimated the strength of the demand among its customers for its products in an unstable economy, risks of problems arising from customer contract cancellations, uncertainties regarding customer acceptance of new products, the risk that ANSYS' operating results will be adversely affected by possible delays in developing, completing, or shipping new or enhanced products, risks that enhancements to the Company's products may not produce anticipated benefits, the risk that changes in the price of our common stock or the existence of competing uses for available cash will affect our willingness to continue the stock repurchase program, uncertainties regarding fluctuations in quarterly results, including uncertainties regarding the timing of orders from significant customers, and other factors that are detailed from time to time in reports filed by ANSYS, Inc. with the Securities and Exchange Commission, including ANSYS, Inc.'s 2003 Annual Report and Form 10-K and the most recent quarterly report on Form 10-Q.
    ANSYS, Inc. is committed to providing the most open and flexible analysis solutions to meet customer requirements for engineering software in today's competitive marketplace. ANSYS, Inc. partners with leading design software suppliers to develop state-of-the-art CAD-integrated products. ANSYS and its global network of channel partners provide sales, support and training for customers. Information about ANSYS, Inc. and its products can be found on the Worldwide Web at http://www.ansys.com .
    ANSYS, DesignSpace, ANSYS DesignModeler, ANSYS DesignXplorer VT, ANSYS DesignXplorer, ANSYS ProFEA, ANSYS Emax, ANSYS Workbench environment, Multi-field, CFX, AI*Environment, AI*NASTRAN, CADOE S.A. and any and all ANSYS, Inc. product names referenced on any media, manual or the like, are registered trademarks or trademarks of subsidiaries of ANSYS, Inc. located in the United States or other countries. NASTRAN is a registered trademark of the National Aeronautics Space Administration. All other product names mentioned are trademarks or registered trademarks of their respective manufacturers.

    Reconciliation of Non-GAAP Measures
    This earnings release contains non-GAAP financial measures. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a registrant's historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows of the issuer; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. In this regard, GAAP refers to generally accepted accounting principles in the United States. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of the adjusted (non-
GAAP) financial measures to the most directly comparable GAAP financial measures.
    Adjusted software license revenue, adjusted operating profit margin, adjusted net income and adjusted diluted earnings per share are presented in this earnings release because management uses this information in evaluating the results of the continuing operations of business and believes that this information provides the users of the financial statements a valuable insight into the operating results. Additionally, management believes that it is in the best interest of its investors to provide financial information that will facilitate comparison of both historical and future results and allows greater transparency to supplemental information used by management in its financial and operational decision making. Management encourages investors to review the reconciliations of the non-GAAP financial measures to the most directly comparable GAAP measures that are provided within the financial information attached to this news release.


                         ANSYS, INC. AND SUBSIDIARIES
                      Consolidated Statements of Income
                    (in thousands, except per share data)
                                 (Unaudited)

                                 Three months ended         Six months ended
                                June 30,    June 30,      June 30,    June 30,
                                  2004        2003          2004        2003
    Revenue:
      Software licenses         $16,353      $13,962      $32,677     $ 26,404
      Maintenance and service    15,649       13,681       30,657       25,839

        Total revenue            32,002       27,643       63,334       52,243

    Cost of sales:
      Software licenses           1,179        1,468        2,516        2,647
      Amortization of software
       and acquired technologies    754          906        1,509        1,431
      Maintenance and service     3,045        3,689        6,128        6,583
        Total cost of sales       4,978        6,063       10,153       10,661

    Gross profit                 27,024       21,580       53,181       41,582

    Operating expenses:
      Selling and marketing       6,032        6,096       12,086       11,608
      Research and development    6,483        6,074       12,830       11,730
      Amortization                  285          275          572          498
      General and administrative  3,546        3,132        7,045        5,776
        Total operating expenses 16,346       15,577       32,533       29,612

    Operating income             10,678        6,003       20,648       11,970

    Other income                    146          772          376        1,306

    Income before income
     tax provision               10,824        6,775       21,024       13,276

    Income tax provision          3,247        2,303        6,307        4,525

    Net income                   $7,577       $4,472      $14,717       $8,751

    Earnings per share - basic:
      Basic earnings per share    $0.49        $0.30        $0.96        $0.59
      Weighted average
       shares - basic            15,400       14,859       15,358       14,743

    Earnings per share - diluted:
      Diluted earnings per share  $0.46        $0.29        $0.90        $0.56
      Weighted average
       shares - diluted          16,483       15,904       16,431       15,679


                         ANSYS, INC. AND SUBSIDIARIES
                     Reconciliation of Non-GAAP Measures
                   For the three months ended June 30, 2004
                    (in thousands, except per share data)
                                 (Unaudited)
                                                                  Adjusted
                                   As Reported    Adjustments      Results
    Revenue:
      Software licenses               $16,353          $70(a)      $16,423
      Maintenance and service          15,649            -          15,649

        Total revenue                  32,002           70          32,072

    Cost of sales:
      Software licenses                 1,179            -           1,179
      Amortization of software and
       acquired technologies              754         (602)(b)         152
      Maintenance and service           3,045            -           3,045
        Total cost of sales             4,978         (602)          4,376

    Gross profit                       27,024          672          27,696

    Operating expenses:
      Selling and marketing             6,032            -           6,032
      Research and development          6,483            -           6,483
      Amortization                        285         (285)(b)           -
      General and administrative        3,546            -           3,546
        Total operating expenses       16,346         (285)         16,061

    Operating income                   10,678          957          11,635

    Other income                          146            -             146

    Income before income
     tax provision                     10,824          957          11,781

    Income tax provision                3,247          335(c)        3,582

    Net income                         $7,577         $622          $8,199

    Earnings per share - basic:
      Basic earnings per share          $0.49                        $0.53
      Weighted average shares - basic  15,400                       15,400

    Earnings per share - diluted:
      Diluted earnings per share        $0.46                        $0.50
      Weighted average
       shares - diluted                16,483                       16,483

     (a) Amount represents the revenue not reported during the period as a result of the purchase accounting adjustment associated with EITF 01-3, "Accounting in a Business Combination for Deferred Revenue of an Acquiree."
     (b) Amount represents amortization expense associated with intangible assets acquired in business acquisitions, including amounts primarily related to acquired software, customer list and non-compete agreements.
     (c) Amount represents the income tax impact of the revenue and amortization expense adjustments referred to in (a) and (b) above.


                         ANSYS, INC. AND SUBSIDIARIES
                     Reconciliation of Non-GAAP Measures
                   For the three months ended June 30, 2003
                    (in thousands, except per share data)
                                 (Unaudited)

                                   As Reported   Adjustments       Adjusted
                                                                    Results
    Revenue:
      Software licenses               $13,962      $ 1,116(a)       $15,078
      Maintenance and service          13,681            -           13,681

        Total revenue                  27,643        1,116           28,759

    Cost of sales:
      Software licenses                 1,468            -            1,468
      Amortization of software and
       acquired technologies              906         (680)(b)          226

    Maintenance and service             3,689            -            3,689
      Total cost of sales               6,063         (680)           5,383

    Gross profit                       21,580        1,796           23,376

    Operating expenses:
      Selling and marketing             6,096            -            6,096
      Research and development          6,074            -            6,074
      Amortization                        275         (275)(b)            -
      General and administrative        3,132            -            3,132
        Total operating expenses       15,577         (275)          15,302

    Operating income                    6,003        2,071            8,074

    Other income                          772            -              772

    Income before income
     tax provision                      6,775        2,071            8,846

    Income tax provision                2,303          724(c)         3,027

    Net income                         $4,472       $1,347           $5,819

    Earnings per share - basic:
      Basic earnings per share          $0.30                        $ 0.39
      Weighted average shares - basic  14,859                        14,859


    Earnings per share - diluted:
      Diluted earnings per share        $0.29                        $ 0.37
      Weighted average
       shares - diluted                15,904                        15,904

     (a) Amount represents the revenue not reported during the period as a result of the purchase accounting adjustment associated with EITF 01-3, "Accounting in a Business Combination for Deferred Revenue of an Acquiree."
     (b) Amount represents amortization expense associated with intangible assets acquired in business acquisitions, including amounts primarily related to acquired software, customer list and non-compete agreements.
     (c) Amount represents the income tax impact of the revenue and amortization expense adjustments referred to in (a) and (b) above.


                         ANSYS, INC. AND SUBSIDIARIES
                     Reconciliation of Non-GAAP Measures
                    For the six months ended June 30, 2004
                    (in thousands, except per share data)
                                 (Unaudited)

                                                                   Adjusted
                                   As Reported    Adjustments       Results
    Revenue:
      Software licenses               $32,677         $192(a)       $32,869
      Maintenance and service          30,657            -           30,657

        Total revenue                  63,334          192           63,526

    Cost of sales:
      Software licenses                 2,516            -            2,516
      Amortization of software and
       acquired technologies            1,509       (1,219)(b)          290
      Maintenance and service           6,128            -            6,128
        Total cost of sales            10,153       (1,219)           8,934

    Gross profit                       53,181        1,411           54,592

    Operating expenses:
      Selling and marketing            12,086            -           12,086
      Research and development         12,830            -           12,830
      Amortization                        572         (572)(b)            -
      General and administrative        7,045            -            7,045
        Total operating expenses       32,533         (572)          31,961

    Operating income                   20,648        1,983           22,631

    Other income                          376            -              376

    Income before income
     tax provision                     21,024        1,983           23,007

    Income tax provision                6,307          694(c)         7,001

    Net income                        $14,717       $1,289          $16,006

    Earnings per share - basic:
      Basic earnings per share          $0.96                         $1.04
      Weighted average shares - basic  15,358                        15,358

    Earnings per share - diluted:
      Diluted earnings per share        $0.90                         $0.97
      Weighted average
       shares - diluted                16,431                        16,431

     (a) Amount represents the revenue not reported during the period as a result of the purchase accounting adjustment associated with EITF 01-3, "Accounting in a Business Combination for Deferred Revenue of an Acquiree."
     (b) Amount represents amortization expense associated with intangible assets acquired in business acquisitions, including amounts primarily related to acquired software, customer list and non-compete agreements.
     (c) Amount represents the income tax impact of the revenue and amortization expense adjustments referred to in (a) and (b) above.


                         ANSYS, INC. AND SUBSIDIARIES
                     Reconciliation of Non-GAAP Measures
                    For the six months ended June 30, 2003
                    (in thousands, except per share data)
                                 (Unaudited)

                                    As Reported    Adjustments     Adjusted
                                                                    Results
    Revenue:
      Software licenses               $26,404       $1,570(a)       $27,974
      Maintenance and service          25,839            -           25,839

        Total revenue                  52,243        1,570           53,813

    Cost of sales:
      Software licenses                 2,647            -            2,647
      Amortization of software and
       acquired technologies            1,431       (1,078)(b)          353
      Maintenance and service           6,583            -            6,583
        Total cost of sales            10,661       (1,078)           9,583

    Gross profit                       41,582        2,648           44,230

    Operating expenses:
      Selling and marketing            11,608            -           11,608
      Research and development         11,730            -           11,730
      Amortization                        498         (498)(b)            -
      General and administrative        5,776            -            5,776
        Total operating expenses       29,612         (498)          29,114

    Operating income                   11,970        3,146           15,116

    Other income                        1,306            -            1,306

    Income before income
     tax provision                     13,276        3,146           16,422

    Income tax provision                4,525        1,100(c)         5,625

    Net income                         $8,751       $2,046          $10,797

    Earnings per share - basic:
      Basic earnings per share          $0.59                         $0.73
      Weighted average
       shares - basic                  14,743                        14,743

    Earnings per share - diluted:
      Diluted earnings per share        $0.56                         $0.69
      Weighted average
       shares - diluted                15,679                        15,679

     (a) Amount represents the revenue not reported during the period as a result of the purchase accounting adjustment associated with EITF 01-3, "Accounting in a Business Combination for Deferred Revenue of an Acquiree."
     (b) Amount represents amortization expense associated with intangible assets acquired in business acquisitions, including amounts primarily related to acquired software, customer list and non-compete agreements.
     (c) Amount represents the income tax impact of the amortization expense adjustment referred to in (a) and (b) above.


                         ANSYS, INC. AND SUBSIDIARIES
                    Condensed Consolidated Balance Sheets
                                (in thousands)
                                 (Unaudited)

                                                    June 30,    December 31,
                                                      2004          2003
    ASSETS:

    Cash & short-term investments                   $109,371       $83,014
    Accounts receivable, net                          16,652        20,028
    Other assets                                      76,653        77,517

        Total assets                                $202,676      $180,559

    LIABILITIES & STOCKHOLDERS' EQUITY:

    Deferred revenue                                 $41,760       $37,874
    Other liabilities                                 14,079        15,611
    Stockholders' equity                             146,837       127,074

        Total liabilities & stockholders' equity    $202,676      $180,559

SOURCE  ANSYS, Inc.
    -0-                             07/29/2004
    /CONTACT: Lisa M. O'Connor, Treasurer of ANSYS, Inc., +1-724-514-1782, or lisa.oconnor@ansys.com /
    /Web site:  http://www.ansys.com
                http://www.ansys.com/newsrooms/investor.htm /
    (ANSS)

CO:  ANSYS, Inc.
ST:  Pennsylvania
IN:  CPR STW
SU:  ERN ERP CCA MAV